Exhibit 99.1

Press Release

Akerna Makes Strategic Investment in ZolTrain

Company Launches First-of-Its-Kind Education Resource

DENVER — Oct. 24, 2019 — Akerna (NASDAQ: KERN), a leading cannabis compliance technology company, has made a strategic investment in ZolTrain, a training platform built for the mobile world. The investment puts cannabis brand training in the palm of the budtender’s hand and provides information at the point of sale through MJ Platform, the tracking and compliance technology solution used by Akerna customers.

“Our strategy at Akerna is to accelerate our organic growth with strategic acquisitions and investments that are complementary to our business and drive recurring revenue. ZolTrain is the first of these investments,” said Jessica Billingsley, chief executive officer, Akerna. “ZolTrain is important to the maturation of the industry, enabling greater consumer, product, and public safety through education. MJ Platform is the only technology solution that can address tracking and compliance and, through our investment in ZolTrain, improve the customer experience by pairing education with product information at the point of sale.”

Budtenders are the crucial link between cannabis brands, compliance, and sales.

“As a dispensary owner, I was struck by the challenges of not only keeping my budtenders and staff up to date on brand information but also engaged with the content. Depending on the dispensary, a budtender can be working with anywhere from 200 to 1,000 products. It would be impossible to maintain that much product information,” said Jan Cole, founder, ZolTrain. “Now, with this integrated solution, a budtender can take a tutorial in less than sixty seconds on their smartphone and have access to product information through MJ Platform at the point of sale. In my experience, an educated budtender, making the right recommendations to customers, facilitates compliance and drives loyalty.”

Key Facts:

•	90% of purchase decisions are controlled by the retail employee, the budtender. Budtenders are the gatekeepers between the brand and the consumer. Their knowledge and recommendations have a direct impact on customer satisfaction.
•	By integrating ZolTrain with MJ Platform, Akerna customers can educate budtenders, track their training and have a resource at the point of sale.
•	According to the Association for Talent Development, companies with training programs have a 218% higher income per employee than companies without formalized training and see a 24% higher profit margin.
•	MJ Platform users can sign up for Zoltrain now. The integration with MJ Platform will be completed in December.

About Akerna Corp.

Akerna (NASDAQ: KERN) is a global regulatory compliance technology company in the cannabis space. The cornerstones of Akerna’s service offerings are MJ Platform® and Leaf Data Systems®, highly-versatile platforms that provide clients and government entities with a central data management system for tracking regulated cannabis products—from seed to product to shelf to customer—through the complete supply chain. Since its establishment in 2010, the company has tracked more than $16 billion in cannabis sales. As part of its business strategy, Akerna intends to grow through targeted, strategic acquisitions that are complementary to its current business and organically by accelerating its product development efforts. Akerna is based in Denver.

Forward-Looking Statements

Certain statements made in this release and in any accompanying statements by management are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of significant known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Akerna’s control, that could cause actual results or outcomes (including, without limitation, the results of Akerna’s contracts, strategic initiatives and business plans as described herein) to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include (i) Akerna’s ability to recognize the anticipated benefits of being a public company, (ii) competition, (iii) Akerna’s ability to grow and manage growth profitably, (iv) Akerna’s ability to maintain relationships with customers and suppliers and retain its management and key employees, (v) costs related to being a public company, (vi) changes in applicable laws or regulations, (vii) Akerna’s ability to identify and integrate acquisitions and achieve expected synergies and operating efficiencies in connection with acquired businesses, (viii) and other risks and uncertainties disclosed from time to time in Akerna’s filings with the U.S. Securities and Exchange Commission, including those under “Risk Factors” therein.  Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those vary from forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial and other information, are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond Akerna’s control. All information herein speaks only as of the date hereof, in the case of information about Akerna, or the date of such information, in the case of information from persons other than Akerna. Akerna undertakes no duty to update or revise the information contained herein. Forecasts and estimates regarding Akerna’s industry and end markets are based on sources believed to be reliable; however there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Media Contact:	Investor Contact:
D. Nikki Wheeler	Jason Assad
303-514-2012	678-570-6791
Nikki.Wheeler@Akerna.Com	Jason.Assad@Akerna.Com